PROMISSORY NOTE

$19,400,000.00                               December _____, 1994

     FOR VALUE RECEIVED, the undersigned MRI BUSINESS PROPERTIES FUND, LTD. II, a California limited partnership (herein called "Maker"), hereby promises to pay to the order of CONNECTICUT GENERAL LIFE INSURANCE COMPANY (herein together with all subsequent holders hereof called "Holder") at its offices in Hartford, Connecticut, or at such other address as the Holder hereof may from time to time designate in writing to Maker, the principal sum of $19,400,000.00, together with interest at the rate hereinafter provided on the principal balance from time to time remaining unpaid, commencing December _____, 1994 (the "day of funding").

I.   Maturity Date:

     As used herein, the "Maturity Date" for this Note shall be the first to occur of acceleration in accordance with the terms of this Note, or January 1, 2002.

II.  Interest Rate:

     Prior to the Maturity Date, interest on the outstanding principal balance of this Note shall accrue at the rate of nine and eighty-five hundredths percent (9.85%) per annum and shall be calculated on the unpaid principal to the date of each installment paid at a daily rate equal to 1/360th of the annual percentage rate provided for herein, based upon a 360-day year comprised of twelve thirty-day months, except that interest accruing prior to January 1, 1995 will be calculated on the basis of a 365-day year.

III. Payment of Principal and Interest:

     This Note shall be due and payable as follows, to-wit:

     On the day of funding, interest only will be payable in an amount equal to the product of $5,235.34 multiplied by the number of days from and including the day of funding of this Note through and including December 31, 1994. Thereafter, principal and interest shall be due and payable in equal monthly installments of $185,290.29, commencing on February 1, 1995, and continuing regularly and monthly thereafter on the first day of each suc-ceeding calendar month until the Maturity Date, when all accrued and unpaid interest and all unpaid principal, which Maker recognizes will be an amount in excess of the scheduled monthly installments, shall be due and payable in full. IN ANY EVENT, ALL UNPAID PRINCIPAL AND ALL ACCRUED AND UNPAID INTEREST SHALL BE DUE AND PAYABLE IN FULL ON THE MATURITY DATE, WHETHER SUCH MATURITY OCCURS BY ACCELERATION OR OTHERWISE.

     All payments called for hereunder shall (a) be paid in lawful money of the United States of America in federal or other immediately collected funds, which, at the time of payment is legal tender for the payment of public and private debts; (b) be payable not later than 2:00 p.m. Eastern Standard Time on the date such payments are due; (c) at the option of Holder, be applied first to the payment of prepayment premiums, accrued but unpaid interest, and costs and expenses, and then to principal, or in such other manner and order which Holder shall determine in its sole discretion, subject to the provisions regarding legal interest limitations; and (d) be made to the Holder at the address stated herein, or at such other address as the Holder may from time to time designate in writing to Maker.

IV.    Security:

     This Note is secured by a Deed of Trust, Security Agreement and Financing Statement of even date herewith (the "Deed of Trust") executed by Maker to John B. Stewart, Trustee, for the use and benefit of Holder, covering and constituting a first lien on the real and personal property more fully described therein, including Maker's leasehold interest in the real property described in Exhibit "A" attached hereto and by this reference incorporated herein (on which is located the 27 story, 502 room luxury hotel known as the San Antonio Marriott Riverwalk Hotel), and is further secured by, among other documents, an Absolute Assignment of Leases and Rents of even date herewith (the "Assignment"). All of the real and personal properties, rights and estates, including all improvements now or hereafter located thereon, and all additions thereto or proceeds thereof, which now or at any time hereafter constitute security for the payment of this Note are herein collectively sometimes referred to as the "Property". The Note, Deed of Trust, Assignment and all other documents or instruments securing the Note may be collectively referred to herein as the "Security Documents."

V.   Limitation On Interest:

     This Note and all documents securing the same have been executed under and shall be construed and enforced in accordance with the laws of the State of Texas from time to time in effect, except to the extent applicable United States federal law permits Holder to contract for, charge or receive a greater amount of interest. It is expressly stipulated and agreed to be the intent of Maker and Holder to at all times comply strictly with the applicable usury laws now or hereafter governing consideration received under the Note, Security Documents or any other agreements between the parties with respect to the Property. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any consideration called for, contracted for, charged, taken, reserved or received with respect to the Note, the Security Documents, or any other agreement between the parties with respect to the Property, or if any prepayment by Maker, or Holder's exercise of the options herein contained to accelerate the maturity of this Note, results in Maker having paid any interest in excess of that permitted by applicable law, then notwithstanding anything to the contrary in this Note, the Security Documents or any other agreement, it is Maker's and Holder's express intent and agreement that all excess amounts theretofore collected by Holder be credited on the principal balance of this Note or any other principal indebtedness of Maker to Holder (or, if this Note and all other such indebtedness have been paid in full, refunded to Maker) and the provisions of this Note, the Security Documents and any other agreements, shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the then applicable law, but so as to permit the recovery of the greatest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration. All consideration paid to the Holder hereof in consideration for the loan evidenced by this Note that constitutes interest under applicable law shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness (including the period of any renewal or extension hereof) so that the rate of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to the loan evidenced by this Note for so long as the debt is outstanding. The term "applicable law" and similar terms used herein refer to the law in effect on the date of the first disbursement under this Note; provided that if the law is subsequently revised to permit more interest to be charged on the loan evidenced by this Note, then Holder and Maker agree that to the extent permitted by law, such revised law shall be the "applicable law" as used herein. The provisions of this paragraph shall control all agreements between the Maker and the Holder hereof.

     Maker represents and warrants to Holder and to all other owners or holders of this Note, that the loan evidenced hereby is for business, commercial, investment or other similar purposes, and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter 1 of the Texas Credit Code. In no event shall the provisions of Chapter 15, Article 5069 of the Revised Civil Statutes of Texas (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to the loan evidenced by this Note.

VI.  Prepayment:

     A. This Note is closed to prepayment until February 1, 1997 (the "Closed Period"), and except as hereinafter provided in this
Article VI, Maker shall have no right or privilege to prepay this
Note in whole or in part.

     B. Maker will have the privilege of prepaying this Note in full, but not in part, on any monthly installment payment date on or after February 1, 1997, provided that:


          (1) Holder shall have received at least sixty (60) days' prior written notice of Maker's intention to make such prepayment; and

          (2) Such prepayment must be accompanied by a cash prepayment premium (the "Prepayment Premium) equal to the greater of (a) one percent (1%) of the unpaid principal balance of this Note on the date of prepayment, or (b) the Yield Maintenance (as hereinafter defined) on the date of prepayment. The Prepayment Premium is not to be applied to the principal or interest owed on the Note.

     C. Notwithstanding the foregoing, Maker shall have a one-time right to prepay a part of the principal balance of the Note on any monthly installment payment date on or after February 1, 1997, provided that:

          (1) the amount of the principal prepayment is greater than $5,000,000.00;

          (2) Holder shall have received at least sixty (60) days prior written notice of Maker's intention to make such prepayment; and

          (3) such prepayment must be accompanied by a cash
     Prepayment Premium equal to the greater of (a) one percent
     (1.0%) of the amount of principal prepaid, or (b) the Yield
     Maintenance on the date of prepayment, calculated with respect to the amount of principal prepaid.

In addition, Maker will have the privilege of prepaying this Note in full without paying the Prepayment Premium, if and only if the prepayment occurs on the first day of October, November or December of the year 2001, and Holder shall have received at least sixty
(60) days prior written notice of Maker's intention to make such a prepayment.

     D. Except as hereinafter provided, the Prepayment Premium shall be due and payable whether such prepayment is voluntary or involuntary. Without limiting the foregoing, if there occurs an Event of Default (as defined in Article VI) and Holder accelerates the Maturity Date of this Note, then Maker shall owe and pay to Holder immediately, and any payment of the principal balance must be accompanied by, the Prepayment Premium described in Subparagraph B(2) above, unless the acceleration occurs during the Closed Period, in which event the Prepayment Premium shall equal the sum of two percent (2.0%) of the unpaid principal balance of this Note on the date of acceleration, plus the Yield Maintenance on the date of acceleration.

     E. Provided that there does not exist an Event of Default under the terms of this Note or Security Documents, no Prepayment Premium shall be payable to Holder if the prepayment results from the application of insurance proceeds or condemnation proceeds in accordance with the terms of the Security Documents.

     F. Any partial reduction in the principal balance of this Note from either (1) an involuntary prepayment caused by the application of condemnation or casualty insurance proceeds in accordance with the Security Documents, or (2) a voluntary partial prepayment permitted under Subparagraph C above, or (3) a partial prepayment otherwise permitted by Holder, will cause a pro rata reduction in the amount of the regular monthly payments scheduled under this Note, in the same proportion as the amount of principal prepaid bears to $19,400,000.00, so as to maintain the same interest rate payable under this Note. For example, if $1,940,000.00 (i.e., ten percent) of the principal is so prepaid at any time, then the monthly payments shall be reduced by ten percent to $166,761.26.

     G. Notwithstanding Subparagraphs A and B of this Article VI to the contrary, if Maker consummates a bona fide, arms-length sale of the Property to an unrelated third party in accordance with the terms and conditions of Paragraph 11.17.2 of the Deed of Trust, then simultaneously with such sale Maker shall pay this Note in full, including all principal and accrued and unpaid interest and any other sums due pursuant to this Note or any of the other Security Documents, and with such payment Maker shall concurrently pay to Holder a cash Prepayment Premium equal to three percent (3.0%) of the principal amount so prepaid.

     H. All prepayments of this Note shall be applied, at Holder's option, first to the Prepayment Premium then to accrued and unpaid interest, and then to the last maturing installments of principal under this Note, and interest shall cease accruing on the amount of principal so paid.

     I.   Definitions:

          (1) The "Yield Maintenance" as of the "Applicable Date" (defined herein to mean the date of prepayment or acceleration, as applicable) shall mean the sum of the Present Values (as hereinafter defined) as of the Applicable Date, of the Monthly Interest Shortfalls (as hereinafter defined) for the Remaining Term (as hereinafter defined) of this Note, dis-counted at the Applicable Treasury Yield (as hereinafter defined).

          (2) The "Monthly Interest Shortfalls" are calculated for each monthly payment date and as used herein shall mean the product of (i) the positive difference, if any, of the Semi-Annual Equivalent Rate (as hereinafter defined) less the Applicable Treasury Yield (as hereinafter defined), multiplied by (ii) one-twelfth (1/12th), multiplied by (iii) the anticipated (assuming no prepayments) outstanding principal balance of this Note on each monthly payment date for which the calculation is made for each full and partial month in the Remaining Term.


          (3)  The "Present Values" of the Monthly Interest
     Shortfalls as used herein shall be determined by discounting each such Monthly Interest Shortfall at the Applicable
     Treasury Yield divided by twelve (12).

          (4) The "Semi-Annual Equivalent Rate" as used herein shall mean 10.220%.

          (5) The "Applicable Treasury Yield" as used herein will be determined by reference to the Federal Reserve Statistical Release H.15 (519) of Selected Interest Rates (or any similar successor publication of the Federal Reserve) for the first week ending not less than two (2) full weeks prior to the Applicable Date. If the Remaining Term is less than one year, then the Applicable Treasury Yield will equal the yield for one-year Treasury Constant Maturities. If the Remaining Term is equal to one of the maturities of the Treasury Constant Maturities (e.g., one-year, two-year, etc.), then the Applicable Treasury Yield will equal the yield for the Treasury Constant Maturity with a maturity equalling the Remaining Term. If the Remaining Term is longer than one year but does not equal one of the maturities of the Treasury Constant Maturities, then the Applicable Treasury Yield will equal the yield for the Treasury Constant Maturity closest to but not exceeding the Remaining Term, and if there is no such Treasury Constant Maturity, then the Applicable Treasury Yield will equal the yield for one-year Treasury Constant Maturities.

          (6) The "Remaining Term", as used herein, as of the Applicable Date shall mean the number of whole and partial calendar months remaining between the Applicable Date and January 1, 2002.

VII.  Default:

     It is hereby agreed that:

          (i) If default shall be made in the payment of any part of the principal or interest or Prepayment Premiums on this Note when due, or in the payment of escrow amounts or any other sums due under the Deed of Trust or any of the other Security Documents, and such payment is not received by Holder within five (5) business days after its due date; or

         (ii) If default shall be made in the performance or observance of any of the covenants or agreements contained in this Note, the Deed of Trust or any of the other Security Documents, other than a covenant to pay money, and such default continues for thirty (30) days following written notice thereof by or on behalf of Holder; provided, however, if such default is curable but cannot be cured within such 30-day period, no Event of Default shall be deemed to have occurred if Maker immediately commences and thereafter continuously and diligently proceeds to cure such default within a reasonable period of time not to exceed 180 days after the notice from Holder; or

         (iii) Upon the occurrence of any other event (including applicable grace periods, if any) whereby, according to the terms of this Note, the Deed of Trust or any other Security Document, an Event of Default has occurred or the required time of payment of this Note may be accelerated;

then Maker shall be in default under this Note (an "Event of Default") and in such event, without further notice or demand, the entire unpaid principal balance of and accrued interest on this Note, and all prepayment premiums, shall, at the option of the Holder hereof, become immediately due and payable, and Holder may foreclose all liens securing payment hereof, pursue any and all other rights, remedies and recourses available to Holder, or pursue any combination of the foregoing, all remedies hereunder and under the Security Documents being cumulative. Failure by the Holder to exercise any option upon one Event of Default shall not constitute a waiver thereof or a waiver of the right to exercise such option in the event of a subsequent Event of Default. The acceptance by Holder of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time, or nullify any prior exercise of any such option without the express written consent of the Holder. If, after an Event of Default, this
Note is placed in the hands of an attorney for collection, or if collected through judicial proceedings, Maker shall pay, in addition to the sums referred to above, all costs incurred by Holder in collection of the unpaid amounts due hereunder, including a reasonable sum as collection or attorneys' fees, whether or not any judicial action is instituted to enforce this Note.

VIII.  Late Charge and Default Interest:

     If Holder has not received the full amount of any monthly installment due hereunder, or any payment of tax and insurance deposits, replacement reserve deposits (if any), or any other payment that may be required under this Note or under the Security Documents (excluding the balance due on the Maturity Date), on or before the date that such amount or payment is due, then Maker shall pay, in addition to the amount due, a late charge (the "Late Charge") equal to four percent (4.0%) of each dollar of principal, interest, deposit or other amount not paid when due, for the purpose of defraying the expense incident to handling such delinquent payments, whether or not the Note is accelerated for such delinquency. The Late Charge shall be due and payable immediately whether or not demand is made for payment of same.

     It is further agreed that from and after the Maturity Date, whether maturity occurs by acceleration or lapse of time or otherwise, any sums which shall not be paid when due, whether principal, interest, Prepayment Premiums, costs, attorney's fees or any money owing for advances by Holder pursuant to the Deed of Trust or any other Security Documents, shall bear interest (the "Default Interest") from the date due at a rate equal to the lesser of the highest rate permitted by applicable law (taking into account any Late Charge collected or charged by Holder), or thirteen and eighty-five hundredths percent (13.85%) per annum. Default Interest shall be due and payable upon demand, and if no demand, then on the first (1st) day of each and every month after the Maturity Date. During any time when the Default Interest is in effect, Holder may, at its sole option, collect interest at a rate that is less than the rate for Default Interest, however, any such forbearance by Holder, or any demand by Holder for less than the full amount of Default Interest, shall not constitute a waiver of Holder's right to demand payment in full of the total Default Interest both with respect to the period of forbearance or any later period, and shall not constitute or imply any consent to a reduction in the rate of the Default Interest.

     The rights of Holder under this Article VIII shall in any event be subject to the limitations set forth in Article V.

IX.  Waivers:

     Except as otherwise specifically set forth in this Note, each Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) WAIVE DEMAND, NOTICE OF INTENT TO DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, NOTICE OF PROTEST, GRACE, NOTICE OF DISHONOR, NOTICE OF INTENT TO ACCELERATE MATURITY, NOTICE OF ACCELERATION OF MATURITY, AND ALL OTHER NOTICES, FILING OF SUIT AND DILIGENCE IN COLLECTING THIS NOTE OR ENFORCING ANY OF THE SECURITY HERETOFORE, (ii) AGREE TO ANY SUBSTITUTION, SUBORDINATION, EXCHANGE OR RELEASE OF ANY OF SUCH SECURITY OR THE RELEASE OF ANY PARTY PRIMARILY OR SECONDARILY LIABLE HEREON, (iii) AGREE THAT THE HOLDER HEREOF SHALL NOT BE REQUIRED FIRST TO INSTITUTE SUIT OR EXHAUST ITS REMEDIES HEREON AGAINST THE MAKER, OR ANY ONE OF THEM, OR OTHERS LIABLE OR TO BECOME LIABLE HEREON, OR TO ENFORCE ITS RIGHTS AGAINST THEM OR ANY SECURITY HERETOFORE, (iv) CONSENT TO ANY EXTENSION OR POSTPONEMENT OF TIME OF PAYMENT OF THIS NOTE AND TO ANY OTHER INDULGENCE WITH RESPECT HERETO WITHOUT NOTICE THEREOF TO ANY OF THEM AND WITHOUT AFFECTING THEIR LIABILITY HEREUNDER. Maker acknowledges that Holder has no duty of good faith to Maker, and acknowledges that no fiduciary, trust or other special relationship exists between Holder and Maker.

X.  Notices:

     All notices hereunder shall be given at the following addresses:

     To Lender:     Connecticut General Life Insurance

                     Corporation
                    c/o CIGNA Investments, Inc.
                    900 Cottage Grove Road
                    Hartford, Connecticut 06152-2319
                    Attn: Real Estate Investment Service, S-319

     With copy to:  CIGNA Corporation
                    Investment Law Department
                    900 Cottage Grove Road
                    Hartford, Connecticut  06152-2215
                    Attn:  Real Estate Division, S-215A

     To Maker:      MRI Business Properties Fund, Ltd. II
                    c/o NPI Equity Investments II, Inc.
                    Attn: Peter Braverman, Vice President
                    100 Jericho Quadrangle, Suite 214
                    Jericho, New York 11753

     With copy to:  David J. Heymann, Esq.
                    Post & Heymann
                    100 Jericho Quadrangle, Suite 214
                    Jericho, New York 11753

Any party may change its address for notice purposes upon giving thirty (30) days prior notice thereof in accordance with this paragraph. All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States Mail, postage prepaid, registered or certified with return receipt requested, or by delivering same to the intended addressee by a reputable overnight delivery service, or by prepaid telegram. Any notice mailed as above provided shall be deemed to be effective and received upon its deposit in the custody of the U.S. Postal Service (whether or not actually received). All other notices shall be effective upon actual receipt.

XI.  Acceleration upon Disposition:

     As more fully detailed in the Deed of Trust, Maker expressly acknowledges, covenants and agrees (i) that, except as may be provided otherwise in the Deed of Trust, there may be no sale, lease, transfer, conveyance, assignment or any other disposition of all or any portion of, or interest in, the Property securing this Note, or the beneficial ownership interest in Maker, without the prior written consent of Holder, (ii) that, except as may be provided otherwise in the Deed of Trust, Holder may arbitrarily withhold such prior written consent in its sole discretion, and
(iii) that in the event any such disposition occurs without Holder's prior written consent, then Holder shall have the option of accelerating the maturity hereof and declaring the then unpaid principal balance and accrued interest and Prepayment Premiums immediately due and payable, as if an Event of Default had occurred under this Note.

XII. Joint and Several Liability:


     If this Note is executed by more than one Maker, each such party shall be jointly and severally liable for the obligations of Maker under this Note.

XIII.  Successors and Assigns:

     The terms and conditions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

XIV. Venue:

     MAKER AGREES THAT BEXAR COUNTY, TEXAS SHALL BE THE PROPER
VENUE FOR ANY JUDICIAL PROCEEDINGS BROUGHT IN CONNECTION WITH THIS
NOTE.

XV. Limitation on Recourse:

     Except as hereinafter provided, no judgment for the repayment of the indebtedness evidenced by this Note will be enforced against Maker or any principal of Maker personally in any action to foreclose the Deed of Trust or to collect any amount payable under the Security Documents (except as may be specifically provided in certain Security Documents); provided, however, that the foregoing limitation on recourse shall not apply, and Maker shall have personal liability for the following acts or omissions, to the extent described:

     Act or Omission                    Liability
- - - --------------------------------   ----------------------------
(a) Maker misapplies any           To the extent of such
condemnation or insurance          misapplication;
proceeds attributable to
the Property,

(b) Maker misapplies any           To the extent of such
security deposits                  misapplication;
attributable to the Property,

(c) Maker collects rents           To the extent of such
in advance in violation            rents collected in
of any covenant under any          advance;
Security Document,

(d) Maker commits any fraud,       To the extent of any
material misrepresentation,        remedies available
or material waste,                 at law or equity;

(e) Gross revenues from the        To the extent of any
Property are sufficient to pay     funds diverted from
any portion of the indebtedness    such payments or
evidenced by this Note,            expenses (during the
operating and maintenance          period 12 months prior

expenses, insurance premiums,      to Holder's notice of
deposits into a reserve account,   acceleration through
or other sums required by          the date Holder takes
the Security Documents, and        title to the Property);
Maker fails to make such
payments or deposits when due,

(f) Maker fails to pay             To the extent of any
real estate taxes and              unpaid taxes and assessments
assessments which are a lien       (until the earlier of the
against the Property during        date Holder takes actual
the period of Maker's              possession of the Property,
ownership,                         or a receiver is appointed
                                   by a court of competent
                                   jurisdiction) and any
                                   additional interest,
                                   penalties or other
                                   charges assessed as a
                                   result of such non-
                                   payment;

(g) Maker fails to                 In the amount of the
maintain the level of              loss incurred as the
insurance required under           result of such
the Security Documents,            uninsured casualty or
to the extent that a casualty      uninsured liability;
or liability occurs
or arises and insurance proceeds
would have been available had
such insurance been maintained,

and provided further that the provisions of this Article shall not in any manner waive, release, affect or impair: (i) the enforceability of the liens, mortgages, assignments and security interests created by the Security Documents; or (ii) the right of Holder to pursue any one or more parties to a separate Environmental Indemnity Agreement executed by the Maker or others, or any other agreement, if any, executed by Maker or other persons or entities; or (iii) any other remedies available to the Holder, or any other rights of Holder in the Property, as described in the Deed of Trust and other Security Documents."

     IN WITNESS WHEREOF Maker has duly executed this Note as of the day and year first above written.

                    MAKER:

                    MRI BUSINESS PROPERTIES FUND, LTD. II., a
                    California limited partnership

                    By:  Montgomery Realty Company - 84, a
                         California general partnership, its
                         Managing General Partner


                         By:  Fox Realty Investors, a California
                              general partnership, its Managing
                              General Partner

                              By:  NPI Equity Investments II,
                                   Inc., a Florida corporation,
                                   its Managing General Partner

                                   By:  _________________________
                                        Peter Braverman, Vice
                                        President

[Signature Page to $19,400,000.00 Promissory Note dated December
_____, 1994, executed by MRI BUSINESS PROPERTIES FUND, LTD. II, in favor of CONNECTICUT GENERAL LIFE INSURANCE COMPANY]

EXHIBITS:
     Exhibit "A" - Property Description